UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM 8-K
__________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 3, 2026 (September 1, 2026)
WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)
__________

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number) WD 40 CO (Commission Company Name)	(I.R.S. Employer Identification Number)
9715 Businesspark Avenue, San Diego, California 92131
(Address of principal executive offices, with zip code)
(619) 275-1400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Keith Stauffer as Vice President, Global Finance, and Chief Financial Officer

On September 3, 2026, WD-40 Company (the “Company”) announced the appointment of Keith Stauffer, age 57, as Vice President, Global Finance, effective September 7, 2026, and Chief Financial Officer (“CFO”), effective November 2, 2026. To support this leadership transition, Sara K. Hyzer will continue to serve in her current roles as Vice President, Finance, and CFO until November 2, 2026 when she assumes her new role as Division President, Americas.

Prior to joining the Company, Mr. Stauffer served as CFO, U.S. for Galderma S.A. from July 2025 to August 2026, and CFO for TerrAscend Corp., a publicly traded company, from April 2020 to July 2025. Earlier in his career, Mr. Stauffer held senior finance leadership positions at Coty Inc., The Hershey Company, Dell Technologies and Procter & Gamble, gaining extensive experience in consumer products, international operations and business transformation. Mr. Stauffer holds a Bachelor of Science in Industrial Engineering and a Master of Business Administration, Finance from Purdue University.

Mr. Stauffer’s compensation arrangements in connection with his appointment include the following: (i) an annual base salary of $525,000; (ii) eligibility in the Company’s Growth Reward Program (an annual cash incentive) with a target of 60% of eligible earnings during the fiscal year (with a maximum of up to 120%); (iii) a retention-based equity award of restricted stock units (“RSUs”) equal to $500,000 that vest annually over three years; (iv) two long-term performance-based equity awards: (1) market share units or MSUs equal to $250,000, with achievement based on the Company’s total stockholder return, and (2) performance share units or PSUs equal to $250,000, with achievement based on a Company financial metric; the determination of the level of achievement and whether each three-year fiscal period performance-based award will vest will not occur until October 2029; and (v) a one-time grant of $700,000 in RSUs, which vest annually over three years. These equity awards under the 2016 Stock Incentive Plan, as amended, are expected to be granted during the Company’s annual grant cycle that typically occurs in early October.

In connection with his appointment, Mr. Stauffer will receive a one-time cash sign-on bonus of approximately $543,000. The payment includes a tax gross-up intended to provide Mr. Stauffer with approximately $338,000 after taxes, corresponding to the amount he must repay to his former employer for a previously paid retention bonus. The Company will pay the sign-on bonus on September 25, 2026 (unless Mr. Stauffer elects to defer such payment), and such sign-on bonus will be subject to applicable tax withholding. If Mr. Stauffer voluntarily terminates his employment or the Company terminates his employment for cause before September 6, 2028, he must repay a prorated portion of the sign-on bonus not to exceed $408,000. Mr. Stauffer will also receive benefits generally consistent with those offered to other U.S.-based executive officers, which includes an annual vehicle allowance of $19,800 and employer profit sharing and matching contributions to the Company’s Profit Sharing / 401(k) Plan and Trust, the cost of which is estimated to be $96,000.

There is no arrangement or understanding between Mr. Stauffer and any other person pursuant to which he was appointed CFO. Furthermore, there are no family relationships between Mr. Stauffer and any director or other executive officer of the Company, or with any person selected or nominated to become an executive officer or a director of the Company. Other than the compensatory arrangements described above, there are no related party transactions with Mr. Stauffer requiring disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01.     Regulation FD Disclosure.

On September 3, 2026, the Company issued a press release announcing the appointment of Mr. Stauffer as Vice President, Global Finance, and CFO. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release by WD-40 Company, dated September 3, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company

(Registrant)

Date: September 3, 2026	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev

Vice President, General Counsel and

Chief Compliance Officer